Exhibit 3.12

Microfilm Number	9581-1471	Filed with the Department of State on DEC 27 1995

Entity Number	2671724	/s/
		Secretary of the Commonwealth

ARTICLES OF INCORPORATION

DSCB:15-1306(Rev 89)

Indicate type of domestic corporation (check one):

☒ Business-stock (15 Pa. C.S. § 1306)	☐ Professional (15 Pa. C.S. § 2903)
☐ Business-nonstock (15 Pa. C.S. § 2102)	☐ Management (15 Pa. C.S. § 2701)
☐ Business-statutory close (15 Pa. C.S. § 2304a is applicable)	☐ Cooperative (15 Pa. C.S. § 7701)

1.	The name of the corporation is: Alternate Solutions, Inc.

This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2.	The address of this corporation’s initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

560 Gettysburg Rd.,	Camp Hill	PA	17011	Cumberland
Number and Street	City	State	Zip	County

(b)
Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 1000	(other provisions, if any, attach 8 1/2 x 11 sheet)

4.	The name and address, including street and number, if any, of each incorporator is:

Name	Address	Signature	Date
Jeff Colosimo	610 East Keller Street Mechanicsburg, PA 17055	/s/ Jeff Colosimo	12/22/95

Charles Kennedy	2113 Chestnut Street Camp Hill, PA 17011	/s/ Charles Kennedy	12/22/95

5. The specified effective date, if any, is:	01	01	96
	month	day	year	hour, if any

6.	Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

7.	Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “Public Offering” within the meaning of the Securities Act of 1933 (15 U.S.C. § 77A et seq.).

8.	Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: ______________________________________________________________________

________________________________________________________________________________________________________

DEC 27 95

PA Dept. of State

Microfilm Number	__________	Filed with the Department of State on Dec 27 2000

Entity Number	2671724	/s/ Kim Pizzingrilli
		Secretary of the Commonwealth

ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION

DSCB:15-1926 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1. The name of the corporation surviving the merger is: Alternate Solutions, Inc. (name will change to D&E Networks, Inc. pursuant to plan of merger and amended articles of incorporation)

2. (Check and complete one of the following):

☒	The surviving corporation is a domestic business corporation and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 3560 Gettysburg Road	Camp Hill	PA	17011	Cumberland
Number and Street	City	State	Zip	County

(b) c/o:

    Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

☐	The surviving corporation is a qualified foreign business corporation incorporated under the laws of and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
	Number and Street	City	State	Zip	County

(b) c/o:

     Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

☐	The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of and the address of its principal office under the laws of such domiciliary jurisdiction is:

Name and Street	City	State	Zip

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

Name of Corporation         Address of Registered Office or Name of Commercial Registered Office Provider         County

ASI Subsidiary Corp. c/o Stevens & Lee, P.C., 111 N. 4th St., PL Box 657, Reading, PA 19603-0679                 Berks

D&E Telephone and Data Systems, Inc.             4239 Oregon Pike Ephrata, PA 17522                                  Lancaster

4. (Check, and if appropriate complete, one of the following):

☐	The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

☒	The plan of merger shall be effective on: December 31, 2000 at 11:59 a.m.
Date Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

Name of Corporation	Manner of Adoption
Alternate Solutions, Inc.	§1924(b)(3)
ASI Subsidiary Corp.	§1924(a)
D&E Telephone and Data Systems, Inc.	§1924(a)

6.~~(Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.~~

7. (Check, and if appropriate complete, one of the following):

☒	The plan of merger is set forth in full Exhibit A attached hereto and made a part hereof.

☐	Pursuant to 15 Pa.C.S. § 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

Name and Street	City	State	Zip	County

IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 27th day of December, 2000.

ASI SUBSIDIARY CORP.

BY:	/s/ (illegible)
Title:	TREASURER

D&E TELEPHONE AND DATA SYSTEMS, INC.

BY:	/s/ (illegible)
Title:	VICE PRESIDENT

ALTERNATE SOLUTIONS, INC.

BY:	/s/ (illegible)
Title:	VICE PRESIDENT

PLAN OF MERGER

OF

ASI SUBSIDIARY CORP.

AND

D&E TELEPHONE AND DATA SYSTEMS, INC.

WITH AND INTO

ALTERNATE SOLUTIONS, INC.

THIS PLAN OF MERGER (this “Plan of Merger”) dated as of December 27, 2000, by and between D&E TELEPHONE AND DATA SYSTEMS, INC., a Pennsylvania corporation (“TDS”), ASI SUBSIDIARY CORP., a Pennsylvania corporation (“ASI Subsidiary”), and ALTERNATE SOLUTIONS, INC., a Pennsylvania corporation (“Alternate Solutions”).

WHEREAS, TDS is a wholly owned first tier subsidiary of D&E Communications, Inc., a Pennsylvania corporation; and

WHEREAS, ASI Subsidiary also is a wholly owned first tier subsidiary of D&E Communications, Inc.; and

WHEREAS, Alternate Solutions is a wholly owned subsidiary of ASI Subsidiary; and

WHEREAS, D&E Communications, Inc. has determined to merge each of TDS, ASI Subsidiary and Alternate Solutions into a single corporation - being Alternate Solutions - which will be a first tier subsidiary of D&E Communications, Inc.; and

WHEREAS, as part of the aforesaid merger, D&E Communications, Inc. has also determined to change the name of the surviving corporation to “D&E Networks, Inc.”; and

WHEREAS, the respective Boards of Directors of TDS, ASI Subsidiary and Alternate Solutions have determined that the merger of each of TDS and ASI Subsidiary with and into Alternate Solutions pursuant to the terms and conditions herein set forth, is desirable and in the best interests of each of TDS, ASI Subsidiary and Alternate Solutions; and

WHEREAS, the respective Boards of Directors of TDS, ASI Subsidiary and Alternate Solutions have approved and authorized the execution of this Plan of Merger.

NOW, THEREFORE, intending to be legally bound, in consideration of said premises and the mutual agreements herein contained, and in accordance with the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “Act”), the parties hereto each hereby agree as follows:

ARTICLE I

Merger

Subject to the terms and conditions of this Plan of Merger and in accordance with the Act, at the Effective Time (as that term is defined in Article V hereof), each of TDS and ASI Subsidiary shall merge with and into Alternate Solutions, the separate corporate existence of each of TDS and ASI Subsidiary shall cease, and Alternate Solutions shall be the surviving corporation (such transaction being hereinafter referred to as the “Merger”), Alternate Solutions is herein sometimes referred to as the “Surviving Corporation.”

ARTICLE II

Articles of Incorporation

At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated to the form attached hereto as Exhibit “A.” Among other things, the name of the Surviving Corporation shall be changed to “D&E Networks, Inc.”

ARTICLE III

Board of Directors and Officers

At the Effective Time, the directors of Alternate Solutions duly elected and holding office as of the Effective Time shall continue to be and serve as the Board of Directors of the Surviving Corporation until such time as their successors have been elected and qualified. On the Effective Time, all persons who are executive or other officers of Alternate Solutions shall continue to be and serve as such officers of the Surviving Corporation until such time as the Board of Directors of the Surviving Corporation shall otherwise determine.

ARTICLE IV

Conversion and Exchange of Shares

1. Each of the shares of common stock of ASI Subsidiary outstanding immediately prior to the Effective Time shall, at the Effective Time, automatically and without any action on the part of the holder thereof, be converted into and deemed to represent the right to receive one (1) share of common stock of the Surviving Corporation.

2. Each of the shares of common stock of TDS outstanding immediately prior to the Effective Time shall, at the Effective Time, be cancelled.

3. All of the shares of common stock of Alternate Solutions outstanding immediately prior to the Effective Time shall, at the Effective Time, be canceled.

ARTICLE V

Effective Time Of the Merger

The Merger shall be effective at 11:59 P.M., Eastern Standard Time, on December 31, 2000 (such date and time being referred to herein as the “Effective Time”).

ARTICLE VI

Effect of the Merger

At the Effective Time, the separate corporate existence of each of TDS and ASI Subsidiary shall cease, and all of the property, real, personal, and mixed, and franchises of TDS and ASI Subsidiary, and all debts due on whatever account to either of them, including subscriptions to shares and other choses in action, shall be taken and deemed to be transferred to and vested in Alternate Solutions, as the Surviving Corporation, without further act or deed. Alternate Solutions shall thenceforth be responsible for all the liabilities and obligations of, and shall be the owner of all of the assets of, each of Alternate Solutions, TDS and ASI Subsidiary, as provided in the Act.

ARTICLE VII

Termination

Anything contained in this Plan of Merger to the contrary notwithstanding, this Plan of Merger may be terminated and the Merger abandoned upon the mutual agreement of the parties hereto.

IN WITNESS WHEREOF, TDS, Alternate Solutions and ASI Subsidiary have caused this Plan of Merger to be executed by their duly authorized officers as of the date first written above.

D&E TELEPHONE AND DATA SYSTEMS, INC.

By	/s/ Thomas E. Morell
Thomas E. Morell, Vice President

ASI SUBSIDIARY CORP.

By	/s/ Thomas E. Morell
Thomas E. Morell, Treasurer

ALTERNATE SOLUTIONS, INC.

By	/s/ Thomas E. Morell
Thomas E. Morell, Vice President

Exhibit A to

Plan of Merger

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

D&E NETWORKS, INC.

(FORMERLY ALTERNATE SOLUTIONS, INC.)

FIRST. The name of the Corporation is D&E Networks, Inc.

SECOND. The location and post office address of the Corporation’s registered office in this Commonwealth is 124 East Main Street, Ephrata, Lancaster County, Pennsylvania 17522.

THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the Business Corporation Law of 1988, the Act approved December, 1988, P.L, 1444, as amended (the “Pennsylvania Business Corporation Law”).

FOURTH. The term of the Corporation’s existence is perpetual.

FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one million. (1,000,000) shares of common stock, without par value,